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As filed with the Securities and Exchange Commission on September 29, 2003

Registration No. 333-107417

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LKQ CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Victor M. Casini
Vice President, General Counsel and Secretary
LKQ Corporation
120 North LaSalle Street, Suite 3300
Chicago, Illinois 60602
(312) 280-3700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:

J. Craig Walker Bell, Boyd & Lloyd LLC 70 West Madison Street, Suite 3300 Chicago, Illinois 60602 (312) 372-1121 fax: (312) 372-2098	and	Winthrop B. Conrad, Jr. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4890 fax: (212) 450-3890

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       Amending Part II, Item 16 and filing Exhibit 5.1.

PART II
Information not required in the prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibits

EXHIBIT NO.	DESCRIPTION
1.1*	Form of Underwriting Agreement.
3.1(i)*	Certificate of Incorporation of LKQ Corporation dated February 13, 1998, and as amended on May 20, 1998, June 15, 1998, August 17, 2000, and February 22, 2001.
3.1(ii)*	Conformed copy of Certificate of Incorporation of LKQ Corporation, as amended to date.
3.1(iii)*	Form of amendment to Certificate of Incorporation of LKQ Corporation to be effective upon completion of our initial public offering.
3.2*	Amended and Restated Bylaws of LKQ Corporation.
4.1*	Specimen of common stock certificate.
5.1+	Opinion of Bell, Boyd & Lloyd LLC as to the legality of the securities being registered.
10.1*	Voting Agreement by and among Republic Industries, Inc., the Flynn Group, Dean L. Buntrock and Paul M. Montrone dated June 19, 1998.
10.2*
Amendment to Voting Agreement by and among AutoNation, Inc., the Flynn Group, Dean L. Buntrock, PMM LKQ Investments Limited Partnership and PMM LKQ Investments Limited Partnership II dated May 20, 2003.
10.3*	Stockholders Agreement by and among LKQ Corporation and certain stockholders signatories thereto dated June 19, 1998.
10.4*	Registration Rights Agreement by and among LKQ Corporation and certain stockholders signatories thereto dated June 19, 1998.
10.5*
Amended and Restated Credit Agreement, dated as of June 21, 2002, by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Co-Syndication Agent, Fleet National Bank, as Co-Syndication Agent and certain other financial institutions party thereto.

10.6*
First Amendment to Amended and Restated Credit Agreement, dated as of February 20, 2003, by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Co-Syndication Agent, Fleet National Bank, as Co-Syndication Agent and certain other financial institutions party thereto.
10.7*
Second Amendment to Amended and Restated Credit Agreement, dated as of May 20, 2003, by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Co-Syndication Agent, Fleet National Bank, as Co-Syndication Agent and certain other financial institutions party thereto.
10.8*	Form of Fee Warrant Agreement.
10.9*	Swap Transaction Letter Agreement, dated August 20, 2002, by and between LKQ Corporation and LaSalle Bank National Association.
10.10*	Office Sublease for 120 N. LaSalle, Suite 3300, Chicago, Illinois, 60602 by and between Blue Chip Casino, Inc., as Sublessor, and LKQ Corporation, as Sublessee, dated June 1, 1998.
10.11*	Industrial Building Lease between Leonard A. Damron, III, LLC, as Landlord, and Damron Auto Parts, L.P., as Tenant, dated July 29, 1998 for Jenkinsburg, Georgia facility.
10.12*	Industrial Building Lease between Damron Auto Parts East, Inc., as Landlord, and Damron Holding Company, as Tenant, dated July 29, 1998 for Melbourne, Florida facility.
10.13*	Industrial Building Lease between Damron Family Limited Partnership, as Landlord, and Damron Auto Parts, Inc., as Tenant, dated July 29, 1998 for Crystal River, Florida facility.
10.14*	Stock Repurchase Agreement, dated as of February 20, 2003, between LKQ Corporation and AutoNation, Inc.
10.15*	Stock Repurchase Agreement, dated as of February 20, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership.
10.16*	Stock Repurchase Agreement, dated as of February 20, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership II.
10.17*	Stock Repurchase Agreement, dated as of May 20, 2003, between LKQ Corporation and AutoNation, Inc.
10.18*	Stock Repurchase Agreement, dated as of May 21, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership.

10.19*	Stock Repurchase Agreement, dated as of May 21, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership II.
10.20*	LKQ Corporation 2003 Stock Option and Compensation Plan for Non-Employee Directors.
10.21*	LKQ Corporation CEO Stock Option Plan.
10.22*	LKQ Corporation 1998 Equity Incentive Plan.
10.23*	LKQ Corporation 401(k) Plus Plan.
10.24*	Amendment to LKQ Corporation 401(k) Plus Plan.
10.25*	Trust for LKQ Corporation 401(k) Plus Plan.
10.26*	LKQ Corporation Employees' Retirement Plan.
10.27*	First Amendment to LKQ Corporation Employees' Retirement Plan.
10.28*	Second Amendment to LKQ Corporation Employees' Retirement Plan.
10.29*	LKQ Corporation Employees' Retirement Plan Non-Discretionary Trust Agreement.
10.30*	Form of Indemnification Agreements between directors and officers of LKQ Corporation and LKQ Corporation.
10.31*	Severance Agreement, dated as of July 15, 1998, between H. Bradley Willen, Triplett Auto Recyclers, Inc. and LKQ Corporation.
10.32*	Severance Agreement, dated as of July 15, 1998, between Stuart P. Willen, Triplett Auto Recyclers, Inc. and LKQ Corporation.
21.1*	List of subsidiaries, jurisdiction and assumed names.
23.1*	Consent of Deloitte & Touche LLP.
23.2+	Consent of Bell, Boyd & Lloyd LLC (included as part of Exhibit 5.1 hereto).
24.1*	Power of Attorney (included in the signature pages).

+
Filed herewith.

*
Previously filed.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 29, 2003.

LKQ CORPORATION
By:	/s/ JOSEPH M. HOLSTEN Joseph M. Holsten President, Chief Executive Officer and Director

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 29, 2003.

Signature	Title

Principal Executive Officer:
/s/ JOSEPH M. HOLSTEN Joseph M. Holsten	President, Chief Executive Officer and Director
Principal Financial Officer:
/s/ MARK T. SPEARS Mark T. Spears	Senior Vice President and Chief Financial Officer
Principal Accounting Officer:
/s/ FRANK P. ERLAIN Frank P. Erlain	Vice President – Finance and Controller

Majority of Directors:
* Donald F. Flynn	Director
* A. Clinton Allen	Director
* Jonathan P. Ferrando	Director
* Paul M. Meister	Director
* John F. O'Brien	Director
* William M. Webster, IV	Director
*By:	/s/ MARK T. SPEARS Mark T. Spears, Attorney-in-Fact

EXHIBIT INDEX

       The following exhibits are filed with this Registration Statement on Form S-1:

EXHIBIT NO.	DESCRIPTION
1.1*	Form of Underwriting Agreement.
3.1(i)*	Certificate of Incorporation of LKQ Corporation dated February 13, 1998, and as amended on May 20, 1998, June 15, 1998, August 17, 2000, and February 22, 2001.
3.1(ii)*	Conformed copy of Certificate of Incorporation of LKQ Corporation, as amended to date.
3.1(iii)*	Form of amendment to Certificate of Incorporation of LKQ Corporation to be effective upon completion of our initial public offering.
3.2*	Amended and Restated Bylaws of LKQ Corporation.
4.1*	Specimen of common stock certificate.
5.1+	Opinion of Bell, Boyd & Lloyd LLC as to the legality of the securities being registered.
10.1*	Voting Agreement by and among Republic Industries, Inc., the Flynn Group, Dean L. Buntrock and Paul M. Montrone dated June 19, 1998.
10.2*
Amendment to Voting Agreement by and among AutoNation, Inc., the Flynn Group, Dean L. Buntrock, PMM LKQ Investments Limited Partnership and PMM LKQ Investments Limited Partnership II dated May 20, 2003.
10.3*	Stockholders Agreement by and among LKQ Corporation and certain stockholders signatories thereto dated June 19, 1998.
10.4*	Registration Rights Agreement by and among LKQ Corporation and certain stockholders signatories thereto dated June 19, 1998.
10.5*
Amended and Restated Credit Agreement, dated as of June 21, 2002, by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Co-Syndication Agent, Fleet National Bank, as Co-Syndication Agent and certain other financial institutions party thereto.
10.6*
First Amendment to Amended and Restated Credit Agreement, dated as of February 20, 2003, by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Co-Syndication Agent, Fleet National Bank, as Co-Syndication Agent and certain other financial institutions party thereto.

10.7*
Second Amendment to Amended and Restated Credit Agreement, dated as of May 20, 2003, by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Co-Syndication Agent, Fleet National Bank, as Co-Syndication Agent and certain other financial institutions party thereto.
10.8*	Form of Fee Warrant Agreement.
10.9*	Swap Transaction Letter Agreement, dated August 20, 2002, by and between LKQ Corporation and LaSalle Bank National Association.
10.10*	Office Sublease for 120 N. LaSalle, Suite 3300, Chicago, Illinois, 60602 by and between Blue Chip Casino, Inc., as Sublessor, and LKQ Corporation, as Sublessee, dated June 1, 1998.
10.11*	Industrial Building Lease between Leonard A. Damron, III, LLC, as Landlord, and Damron Auto Parts, L.P., as Tenant, dated July 29, 1998 for Jenkinsburg, Georgia facility.
10.12*	Industrial Building Lease between Damron Auto Parts East, Inc., as Landlord, and Damron Holding Company, as Tenant, dated July 29, 1998 for Melbourne, Florida facility.
10.13*	Industrial Building Lease between Damron Family Limited Partnership, as Landlord, and Damron Auto Parts, Inc., as Tenant, dated July 29, 1998 for Crystal River, Florida facility.
10.14*	Stock Repurchase Agreement, dated as of February 20, 2003, between LKQ Corporation and AutoNation, Inc.
10.15*	Stock Repurchase Agreement, dated as of February 20, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership.
10.16*	Stock Repurchase Agreement, dated as of February 20, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership II.
10.17*	Stock Repurchase Agreement, dated as of May 20, 2003, between LKQ Corporation and AutoNation, Inc.
10.18*	Stock Repurchase Agreement, dated as of May 21, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership.
10.19*	Stock Repurchase Agreement, dated as of May 21, 2003, between LKQ Corporation and PMM LKQ Investments Limited Partnership II.
10.20*	LKQ Corporation 2003 Stock Option and Compensation Plan for Non-Employee Directors.
10.21*	LKQ Corporation CEO Stock Option Plan.

10.22*	LKQ Corporation 1998 Equity Incentive Plan.
10.23*	LKQ Corporation 401(k) Plus Plan.
10.24*	Amendment to LKQ Corporation 401(k) Plus Plan.
10.25*	Trust for LKQ Corporation 401(k) Plus Plan.
10.26*	LKQ Corporation Employees' Retirement Plan.
10.27*	First Amendment to LKQ Corporation Employees' Retirement Plan.
10.28*	Second Amendment to LKQ Corporation Employees' Retirement Plan.
10.29*	LKQ Corporation Employees' Retirement Plan Non-Discretionary Trust Agreement.
10.30*	Form of Indemnification Agreements between directors and officers of LKQ Corporation and LKQ Corporation.
10.31*	Severance Agreement, dated as of July 15, 1998, between H. Bradley Willen, Triplett Auto Recyclers, Inc. and LKQ Corporation.
10.32*	Severance Agreement, dated as of July 15, 1998, between Stuart P. Willen, Triplett Auto Recyclers, Inc. and LKQ Corporation.
21.1*	List of subsidiaries, jurisdiction and assumed names.
23.1*	Consent of Deloitte & Touche LLP.
23.2+	Consent of Bell, Boyd & Lloyd LLC (included as part of Exhibit 5.1 hereto).
24.1*	Power of Attorney (included in the signature pages).

+
Filed herewith.

*
Previously filed.

QuickLinks

PART II Information not required in the prospectus
SIGNATURES
EXHIBIT INDEX